Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Equity Incentive Plan of Kronos Incorporated of our reports dated October 26, 1995 and December 18, 1995, with respect to the consolidated financial statements of Kronos Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                      ERNST & YOUNG LLP



Boston, Massachusetts
July 22, 1996